EXHIBIT h.(1)(c)

VALIC COMPANY I

2929 Allen Parkway

Houston, TX 77019

October 30, 2012

The Variable Annuity Life Insurance Company

2929 Allen Parkway

Houston, Texas 77019

Re:	Dynamic Allocation Fund (the “Fund”),

a series of VALIC Company I (“VC I”)

Ladies and Gentlemen:

In accordance with Article 11 of the Master Transfer Agency and Service Agreement, (the “Agreement”), dated as of February 15, 2009, by and between and The Variable Annuity Life Insurance Company, VC I hereby requests that your bank act as Transfer Agent for the Fund under the terms of the Agreement. In connection with such request, attached is a revised Appendix A to the Agreement, dated as of the date hereof, reflecting the addition of the Fund.

Sincerely, VALIC COMPANY I

By:
Name:	Nori L. Gabert
Title:	Secretary

Agreed and Accepted:

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:
Name:
Title:

Effective Date:             , 2012

EXHIBIT h.(1)(c)

Appendix A

MASTER TRANSFER AGENCY AND SERVICE AGREEMENT

VALIC Company I

Asset Allocation Fund

Blue Chip Growth Fund

Broad Cap Value Income Fund

Capital Conservation Fund

Core Equity Fund

Dividend Value Fund

Dynamic Allocation Fund

Emerging Economies Fund

Foreign Value Fund

Global Real Estate Fund

Global Social Awareness Fund

Global Strategy Fund

Growth Fund

Government Securities Fund

Growth & Income Fund

Health Sciences Fund

Inflation Protected Fund

International Equities Fund

International Government Bond Fund

International Growth Fund

Large Cap Core Fund

Large Capital Growth Fund

Mid Cap Index Fund

Mid Cap Strategic Growth Fund

Money Market I Fund

Nasdaq-100® Index Fund

Science & Technology Fund

Small Cap Aggressive Growth Fund

Small Cap Fund

Small Cap Index Fund

Small Cap Special Values Fund

Small-Mid Growth Fund

Stock Index Fund

Value Fund